Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS SECOND QUARTER 2011 RESULTS; CLOSES $171.5 MILLION IN REAL ESTATE ACQUISITIONS INCLUDING $97.5 MILLION SNF PORTFOLIO ACQUISITION; DECLARES QUARTERLY DIVIDEND; AND ISSUES GUIDANCE FOR 2011

IRVINE, CA, August 2, 2011 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) announced results of operations for the second quarter of 2011 as well as recent acquisition activity.
RECENT HIGHLIGHTS

•	For the second quarter, posted FFO and AFFO of $0.33 and $0.40, respectively, per diluted share, and net income per diluted share of $0.08.

•	Closed the acquisition of Texas Regional Medical Center at Sunnyvale for $62.7 million on May 3, 2011.

•	Closed the acquisition of Oak Brook Health Care Center for $11.3 million on June 30, 2011.

•	Closed the acquisition of a portfolio of four skilled nursing facilities located in Delaware for $97.5 million (the "SNF Portfolio Acquisition").

•	Closed our underwritten public offering of 11,730,000 shares of common stock for net proceeds to us, before expenses, of $163.9 million.

•
On August 2, 2011, our board of directors declared a quarterly cash dividend of $0.32 per share of common stock. The dividend will be paid on September 2, 2011 to stockholders of record as of the close of business on August 15, 2011.

Commenting on the second quarter results and recent acquisition and capital market activity, Rick Matros, CEO and Chairman, said, "Sabra had a productive 2nd quarter, closing two of our previously announced acquisitions. Subsequent to the quarter close, we closed the SNF Portfolio Acquisition, our most significant acquisition to date. This acquisition created the need to replenish our available capital, which we accomplished with our recent equity offering. We used this capital to fund the SNF Portfolio Acquisition and to accommodate our pipeline, which currently stands at approximately $500.0 million. In our first eight months, we have deployed just under $180.0 million in capital on assets that are relatively new, thereby enhancing the overall quality of assets in our portfolio.  Further, we have quickly reduced our exposure to Sun Healthcare to 79% and improved key credit stats.  All of these steps should aid our push to lower our cost of capital, which will allow us to be even more competitive on future deals as we look to further grow and diversify the Sabra portfolio."
Performance for the Second Quarter of 2011
During the second quarter of 2011, we recognized FFO of $8.4 million ($0.33 per diluted share) and AFFO of $10.3 million ($0.40 per diluted share). AFFO represents FFO excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, which aggregated to a net adjustment of $1.9 million ($0.07 per diluted share) for the quarter. During the second quarter of 2011, net income was $2.1 million ($0.08 per diluted share). In addition, during the second quarter of 2011, we generated $5.5 million of cash flow from operations. We recognized rental income of $18.6 million during this period, which on an annualized basis, resulted in a consolidated lease coverage ratio of 1.60x based on the EBITDAR achieved by our tenants on our leased properties for the twelve months ended June 30, 2011.

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SNF Portfolio Acquisition
On August 1, 2011, we closed the purchase of four skilled nursing facilities for $97.5 million. The four skilled nursing facilities—Broadmeadow Healthcare, Capitol Healthcare, Pike Creek Healthcare and Renaissance Healthcare (the "SNF Portfolio")—are located in Delaware, range in age from 2 to 15 years and have a combined total of 500 beds. In connection with the acquisition, we entered into a new 15-year triple-net master lease agreement (the "Lease") with the sellers, which will provide an initial yield on cash rent of 8.75%. The Lease provides for annual rent escalations of 3.0%, resulting in annual lease revenues determined in accordance with U.S. generally accepted accounting principles ("GAAP") of $10.6 million, and two five-year renewal options. We funded the acquisition with available cash and a portion of the proceeds to us from the equity offering discussed above.
Acquisition of Oak Brook Health Care Center
On June 30, 2011, we closed the purchase of Oak Brook Health Care Center, a 120-bed skilled nursing facility in Whitehouse, Texas. In connection with the acquisition, we entered into a new 15-year triple-net lease agreement with the current operator. The lease provides for annual rent escalations of 2.5%, resulting in GAAP annual lease revenues of $1.3 million, and three 10-year renewal options. The purchase price of $11.3 million was funded from our available cash and will provide an initial yield on cash rent of 9.5%.
Acquisition of Texas Regional Medical Center at Sunnyvale
On May 3, 2011, we closed the purchase of Texas Regional Medical Center at Sunnyvale, a 70-bed acute care hospital located in Sunnyvale, Texas. The facility opened to the public in September 2009 and is leased pursuant to a triple-net lease to Texas Regional Medical Center Ltd., a partnership that includes approximately 75 physicians who practice at the hospital. In connection with the acquisition, we assumed the landlord position in the existing triple-net lease that expires in September 2034. The lease provides for a 6% rent escalator every five years beginning in September 2014, resulting in GAAP annual lease revenues of $6.6 million, and two five-year renewal options with annual rent of 106% of the previous year’s rent. The purchase price of $62.7 million was funded from our available cash and will provide an initial yield on cash rent of 9.25%.
LIQUIDITY
As of June 30, 2011, we had approximately $91.1 million in liquidity, consisting of unrestricted cash and cash equivalents of $3.5 million and available borrowings of $87.6 million under our secured revolving credit facility. Subsequent to June 30, 2011, we closed our underwritten public offering of 11,730,000 shares of common stock for net proceeds to us, before expenses, of $163.9 million and funded the $97.5 million purchase price for the SNF Portfolio.
ISSUANCE BY CMS OF 2012 MEDICARE RATES
On July 29, 2011, CMS released its final rule regarding 2012 Medicare payment rates for skilled nursing facilities, which will become effective October 1, 2011. In announcing its final rule, CMS stated that it had determined that the parity adjustment made in fiscal year 2011 in connection with the implementation of RUG IV resulted in a significant increase in Medicare expenditures during fiscal year 2011. CMS further determined that this increase in spending was primarily due to shifts in the utilization of therapy modes under the new classification system differing significantly from the projections on which the original parity adjustment was based. In total, the net reduction in fiscal year 2012 Medicare reimbursement rates for skilled nursing facilities will be 11.1%.
Applying the net 11.1% decrease per the final rule to our tenants' skilled nursing facility Medicare revenues during the three months ended June 30, 2011, we estimate that the facility EBITDAR coverage of our properties would have decreased from approximately 1.64x (calculated on a pro forma basis giving effect to the acquisitions of Texas Regional Medical Center at Sunnyvale, Oak Brook Health Care Center and the SNF Portfolio as if they had occurred on April 1, 2011) to approximately 1.28x. These estimated calculations do not include any cost or patient mix mitigation activities that our skilled nursing facility tenants may undertake.
OUTLOOK
For the full year 2011, we expect FFO to range between $1.17 and $1.21 per diluted common share, AFFO to range between $1.44 and $1.48 per diluted common share, Normalized AFFO to range between $1.45 and $1.49 per diluted common share and net income to range between $0.31 and $0.35 per diluted common share. Normalized AFFO represents AFFO adjusted for one-time start up costs.
Estimates of FFO, AFFO, Normalized AFFO and net income per common share include the impact of the issuance of 11.7

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million shares of common stock on August 1, 2011 and the SNF Portfolio Acquisition that also closed August 1, 2011. These estimates do not include the impact of additional acquisitions we may complete in 2011. See the "Recent Highlights" section of this release for additional information regarding the above transactions and the "2011 Outlook" section of this release for additional information regarding the above estimates.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the second quarter 2011 results will be held on Wednesday, August 3, 2011 at 10:00am Pacific/ 1:00pm Eastern. The dial in number for the conference call is (800) 347-6311 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days, ending on September 2, 2011, by dialing (888) 203-1112 and using passcode 6946808. The Company’s supplemental information package for the second quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
Sabra Health Care REIT, Inc. (NASDAQ: SBRA), a Maryland corporation, is a self-administered, self-managed real estate investment trust (a “REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States. As of June 30, 2011, Sabra’s investment portfolio included 88 properties (consisting of (i) 68 skilled nursing facilities, (ii) ten combined skilled nursing, assisted living and independent living facilities, (iii) five assisted living facilities, (iv) two mental health facilities, (v) one independent living facility, (vi) one continuing care retirement community, and (vii) one acute care hospital) and one mortgage note secured by a combined assisted living, independent living and memory care facility located in Ann Arbor, Michigan. As of June 30, 2011, Sabra’s properties were located in 20 states and included 9,793 licensed beds.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
Statements made in this release that are not historical facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning the SNF Portfolio Acquisition and our outlook for the full year 2011.
These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: our dependence on Sun Healthcare Group, Inc. ("New Sun") until we are able to further diversify our portfolio; our ability to qualify and maintain our status as a REIT; changes in general economic conditions and volatility in financial and credit markets; our ability to pursue and complete acquisitions and the costs and management attention required to do so; the significant amount of our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the impact of healthcare reform legislation on our business; the impact of reductions in CMS reimbursement on the business of our tenants; competitive conditions in our industry; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

TENANT INFORMATION
This release includes information regarding New Sun. New Sun is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. New Sun's filings with the SEC can be found at www.sec.gov. This release also includes information regarding the tenants of each of (i) Texas Regional Medical Center at Sunnyvale, (ii) Oak Brook Health Care Center, and (iii) the SNF Portfolio. The information related to these tenants that is provided in this release has been provided by the tenants or, in the case of New Sun, derived from New Sun's public filings or provided by New Sun. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, funds from operations (“FFO”), Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions of Non-GAAP Financial Measures” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Net Income to EBITDA, Funds from Operations (FFO), Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Revenues	$18,805	$36,407
EBITDA	$15,882	$30,815
Net income	$2,087	$3,335
FFO	$8,377	$15,712
AFFO	$10,308	$19,368
Normalized AFFO	$10,308	$19,678

Per share data:
Diluted EPS	$0.08	$0.13
Diluted FFO	$0.33	$0.62
Diluted AFFO	$0.40	$0.76
Diluted Normalized AFFO	$0.40	$0.77

Weighted-average number of common shares outstanding, diluted:
EPS & FFO	25,226,179	25,210,575
AFFO & Normalized AFFO	25,480,729	25,474,693

Net cash flow from operations	$5,470	$17,928

	June 30, 2011	December 31, 2010
Real Estate Portfolio
Total Equity Investments (#)	88	86
Total Equity Investments ($)	$643,418	$570,768
Total Licensed Beds/Units	9,793	9,603
Weighted Average Remaining Lease Term (in months)	144	136
Total Debt Investments (#)	1	—
Total Debt Investment ($)	$5,348	—

	Three Months Ended June 30, 2011	Twelve Months Ended June 30, 2011
Facility EBITDARM Coverage (1)	2.13X	2.08X
Facility EBITDAR Coverage (1)	1.63X	1.60X

	June 30, 2011	December 31, 2010
Debt
Principal
Fixed Rate Debt	$324,686	$325,610
Variable Rate Debt	59,740	60,315
	384,426	385,925
Mortgage Premium	509	515
Total Debt	$384,935	$386,440

Rate
Fixed Rate Debt	7.57%	7.56%
Variable Rate Debt	5.50%	5.50%
Total Debt	7.25%	7.24%

% of Total
Fixed Rate Debt	84.5%	84.4%
Variable Rate Debt	15.5%	15.6%
Total Debt	100.0%	100.0%

Availability Under Credit Facility:	$87,600	$87,600

Available Liquidity (Unrestricted Cash and Availability Under Credit Facility)	$91,054	$161,833

(1) All references in this release to Facility EBITDAR and Facility EBITDARM and related coverages are presented one month in arrears.

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Revenues:
Rental income	$18,628	$36,190
Interest income	177	217

Total revenues	18,805	36,407

Expenses:
Depreciation and amortization	6,290	12,377
Interest	7,505	15,103
General and administrative	2,923	5,592

Total expenses	16,718	33,072

Net income	$2,087	$3,335

Net income per common share, basic	$0.08	$0.13

Net income per common share, diluted	$0.08	$0.13

Weighted-average number of common shares outstanding, basic	25,154,284	25,140,781

Weighted-average number of common shares outstanding, diluted	25,226,179	25,210,575

Dividends per common share	$0.32	$0.32

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2011	December 31, 2010
Assets
Real estate investments, net of accumulated depreciation of $101,067 and $88,701 as of June 30, 2011 and December 31, 2010, respectively	$542,590	$482,297
Cash and cash equivalents	3,454	74,233
Restricted cash	5,524	4,716
Deferred tax assets	26,300	26,300
Prepaid expenses, deferred financing costs and other assets	17,934	12,013

Total assets	$595,802	$599,559

Liabilities and stockholders’ equity
Mortgage notes payable	$159,935	$161,440
Senior unsecured notes payable	225,000	225,000
Accounts payable and accrued liabilities	8,725	9,286
Tax liability	26,300	26,300

Total liabilities	419,960	422,026

Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2011 and December 31, 2010	—	—
Common stock, $.01 par value; 125,000,000 shares authorized, 25,138,248 and 25,061,072 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	251	251
Additional paid-in capital	180,300	177,275
Cumulative distributions in excess of net income	(4,709)	7

Total stockholders' equity	175,842	177,533

Total liabilities and stockholders’ equity	$595,802	$599,559

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

Six Months Ended June 30, 2011
Cash flows from operating activities:
Net income	$3,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,377
Amortization of deferred financing costs	995
Stock-based compensation expense	2,478
Amortization of premium on notes payable	(8)
Straight-line rental income adjustments	(128)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	219
Accounts payable and accrued liabilities	485
Restricted cash	(1,825)

Net cash provided by operating activities	17,928

Cash flows from investing activities:
Acquisitions of real estate	(74,000)
Acquisition of note receivable	(5,348)
Additions to real estate	(86)

Net cash used in investing activities	(79,434)

Cash flows from financing activities:
Principal payments on mortgage notes payable	(1,499)
Payments of deferred financing costs	(270)
Issuance of common stock	547
Dividends paid	(8,051)

Net cash used in financing activities	(9,273)

Net decrease in cash and cash equivalents	(70,779)
Cash and cash equivalents, beginning of period	74,233

Cash and cash equivalents, end of period	$3,454

Supplemental disclosure of cash flow information:
Interest paid	$14,476

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES
This press release includes the non-GAAP financial measures of EBITDA, FFO, AFFO, normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share, which are reconciled to net income, which we believe is the most comparable GAAP measure. We believe that the use of FFO, AFFO and Normalized AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds from Operations, or AFFO, (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. AFFO is defined as FFO excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently from the Company.

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Normalized AFFO. Normalized AFFO represents AFFO adjusted for one-time start-up costs. The Company considers normalized AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs. Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized AFFO does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized AFFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized AFFO may not be comparable to normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO or normalized AFFO differently from the Company.

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF NET INCOME TO EBITDA, FUNDS FROM OPERATION (FFO),
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(in thousands, except share and per share data)

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Net income	$2,087	$3,335
Interest expense	7,505	15,103
Depreciation and amortization	6,290	12,377

EBITDA	$15,882	$30,815

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Net income	$2,087	$3,335
Add:
Depreciation of real estate assets	6,290	12,377

Funds from Operations (FFO)	$8,377	$15,712

Acquisition pursuit costs	224	311
Stock-based compensation	1,335	2,478
Straight-line rental income adjustments	(128)	(128)
Amortization of deferred financing costs	500	995

Adjusted Funds from Operations (AFFO)	$10,308	$19,368

Start-up costs	—	310

Normalized AFFO	$10,308	$19,678

Net income per diluted common share	$0.08	$0.13

FFO per diluted common share	$0.33	$0.62

AFFO per diluted common share	$0.40	$0.76

Normalized AFFO per diluted common share	$0.40	$0.77

Weighted average number of common shares outstanding, diluted:
Net income and FFO	25,226,179	25,210,575
AFFO and Normalized AFFO	25,480,729	25,474,693

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SABRA HEALTH CARE REIT, INC.
2011 OUTLOOK

	Low	High
Net income	$0.31	$0.35
Add:
Depreciation and amortization of real estate assets	0.86	0.86

Funds from Operations (FFO)	$1.17	$1.21

Acquisition pursuit costs	0.09	0.09
Stock-based compensation expense	0.17	0.17
Straight-line rental income adjustments	(0.05)	(0.05)
Amortization of deferred financing costs	0.06	0.06

Adjusted Funds from Operations (AFFO)	$1.44	$1.48

Start-up costs	0.01	0.01

Normalized AFFO	$1.45	$1.49

Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this release, as of the date of this release. These estimates do not reflect the potential impact of future acquisitions or the impact on the Company's stock based compensation for changes in the price of the Company's common stock. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments. These estimates are presented on a per share basis and give effect to the issuance on August 1, 2011 of 11,730,000 shares of common stock from our equity offering.

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